UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LITHIUM AMERICAS CORP.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

British Columbia (Province or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

1000

(Primary Standard Industrial Classification Code)

400-900 West Hastings Street

Vancouver, British Columbia V6C 1E5
(778) 656-5820

(Address and telephone number of Registrant's principal executive offices)

Edward Grandy

400-900 West Hastings Street

Vancouver, British Columbia V6C 1E5
(778) 656-5820

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

______________________

With a copy to:

Dorsey & Whitney LLP

James Guttman

TD Canada Trust Tower

Brookfield Place

161 Bay Street

Suite 4310

Toronto, Ontario, Canada

M5J 2S1

(416) 367-7376

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2023

LITHIUM AMERICAS CORP.

US$750,000,000

Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units

Lithium Americas Corp. ("LAC", "we" or the "Company") may from time to time offer and issue the following securities: (i) common shares of the Company ("Common Shares"); (ii) preferred shares of the Company ("Preferred Shares"); (iii) senior and subordinated debt securities of the Company, including convertible debt securities (collectively, "Debt Securities"); (iv) subscription receipts ("Subscription Receipts") exchangeable for Common Shares and/or other securities of the Company; (v) warrants ("Warrants") exercisable to acquire Common Shares and/or other securities of the Company; and (vi) securities comprised of more than one of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit ("Units", and together with the Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and Warrants, the "Securities"), or any combination thereof, having an aggregate offering price of up to US$750,000,000 (or the equivalent thereof, at the date of issue, in Canadian dollars or any other currency or currencies, as the case may be), at any time during the 25-month period that this short form base shelf prospectus, including any amendments hereto (the "Prospectus"), remains effective. The Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of sale and set forth in one or more prospectus supplements (each, a "Prospectus Supplement"). This Prospectus qualifies the distribution of Securities by the Company, as described below. In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of any offering of Securities will be set out in the applicable Prospectus Supplement and may include, without limitation, where applicable: (i) in the case of Common Shares, the number of Common Shares being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares being offered; (ii) in the case of Preferred Shares, the designation of the particular class, series, liquidation preference amount, the number of Preferred Shares being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Preferred Shares are being offered for cash, the currency or currency unit for which such Preferred Shares may be purchased, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, and any other terms specific to the Debt Securities being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the exchange of Subscription Receipts for Common Shares and/or other securities of the Company, as the case may be, the currency or currency unit in which the Subscription Receipts are issued, and any other terms specific to the Subscription Receipts being offered; (v) in the case of Warrants, the number of Warrants being offered, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Warrants are being offered for cash, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company, and any other terms specific to the Warrants being offered; and (vi) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), whether the Units are being offered for cash, the currency or currency unit in which the Units are issued, and any other terms specific to the Units being offered. A Prospectus Supplement may include other specific terms pertaining to the Securities that are not within the alternatives and parameters described in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

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All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless an exemption from the prospectus delivery requirements is available. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

This Prospectus may qualify an "at-the-market distribution" as defined in NI 44-102. This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CORRA (the Canadian Overnight Repo Rate Average) or a United States federal funds rate.

We may offer and sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents designated by the Company from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, if any, engaged by the Company in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities, the method of distribution of such Securities including, to the extent applicable, the proceeds to us, and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices may vary between purchasers and during the period of distribution. If Securities are offered on a non-fixed price basis, the underwriters', dealers' or agents' compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid by the underwriters, dealers or agents to the Company. See "Plan of Distribution".

Unless otherwise specified in the relevant Prospectus Supplement, subject to applicable laws, in connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, dealers or agents may over-allot or effect transactions that are intended to stabilize or maintain the market price of the offered Securities at levels other than those which otherwise might prevail on the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter, dealer or agent involved in an "at-the-market distribution", no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed. See "Plan of Distribution".

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As at the date of this Prospectus, no underwriter, dealer or agent is in a contractual relationship with the Company requiring the underwriter, dealer or agent to distribute under this Prospectus. No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different or additional information. There are certain risks inherent in an investment in our Securities and in our activities. Prospective investors should carefully read and consider the risk factors described or referenced under the headings "Forward-Looking Information" and "Risk Factors" in this Prospectus, contained in any of the documents incorporated by reference herein, and in any applicable Prospectus Supplement and any of the documents incorporated by reference therein, before purchasing Securities. See "Forward-Looking Information" and "Risk Factors" below and the "Risk Factors" section of the applicable Prospectus Supplement.

All dollar amounts in this Prospectus are in United States dollars, unless otherwise indicated. See "Currency and Exchange Rate Information".

The outstanding Common Shares are listed and posted for trading in Canada on the Toronto Stock Exchange ("TSX") and in the United States on the New York Stock Exchange ("NYSE") under the trading symbol "LAC". On November 6, 2023, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$9.81 and the closing price of the Common Shares on the NYSE was US$7.16.

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors" below and the "Risk Factors" section of the applicable Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATOR NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION OR REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We prepare our annual financial statements, certain of which are incorporated by reference herein, in United States dollars and in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board (the "IASB"), and our interim financial statements, certain of which are incorporated by reference herein, in United States dollars and in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting, and they therefore may not be comparable to financial statements of United States companies.

Owning Securities may subject you to tax consequences both in Canada and the United States. Such tax consequences, including for investors who are resident in, or citizens of, the United States and Canada, are not described in this Prospectus and may not be fully described in any applicable Prospectus Supplement. You should read the tax discussion in any Prospectus Supplement with respect to a particular offering of Securities and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under United States federal securities laws may be affected adversely because: (i) the Company is incorporated in British Columbia, a province of Canada; (ii) some of the officers and directors and some of the experts named in this Prospectus are not residents of the United States; and (iii) certain of the Company's assets and all or a substantial portion of the assets of such persons may be located outside of the United States. See "Enforceability of Certain Civil Liabilities and Agent for Service of Process".

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Certain of our directors and officers and some of the experts named in this Prospectus reside outside of Canada. See "Enforceability of Certain Civil Liabilities and Agent for Service of Process".

The Company's head and registered office is located at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5.

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ABOUT THIS PROSPECTUS

This Prospectus provides a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus, we will prepare a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under "Documents Incorporated by Reference".

Investors should rely only on the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement and are not entitled to rely on certain parts of the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement to the exclusion of the remainder. We have not authorized anyone to provide investors with different or additional information. We are not making an offer of Securities in any jurisdiction where the offer or sale of Securities is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement is accurate as of any date other than the date on the front of such documents (including the documents incorporated by reference herein and therein), regardless of the time of delivery of this Prospectus, any applicable Prospectus Supplement or any sale of Securities.

Unless we have indicated otherwise, or the context otherwise requires, references in this Prospectus and any Prospectus Supplement to "LAC", the "Company", "we", "us" and "our" refer to Lithium Americas Corp. and/or, as applicable, one or more of its subsidiaries.

FORWARD-LOOKING INFORMATION

This Prospectus, including the documents incorporated herein by reference, contains "forward-looking information" within the meaning of applicable Canadian securities legislation and "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as "forward-looking information"). These statements relate to future events or the Company's future performance. All statements, other than statements of historical fact, may be forward-looking information. Information concerning mineral resource and mineral reserve estimates also may be deemed to be forward-looking information in that it reflects a prediction of mineralization that would be encountered if a mineral deposit were developed and mined. Forward-looking information generally can be identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "project", "predict", "propose", "potential", "targeting", "intend", "could", "might", "should", "believe" and similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking information.

In particular, this Prospectus contains or incorporates by reference forward-looking information, including, without limitation, with respect to the following matters or the Company's expectations relating to such matters: the tax treatment of the Arrangement; the expected operations, financial results and condition of the Company following the Arrangement; the Company's future objectives and strategies to achieve those objectives, including the future prospects of the Company as an independent company; the estimated cash flow, capitalization and adequacy thereof for the Company following the Arrangement; the expected benefits of the Arrangement to, and resulting treatment of, shareholders and the Company; the anticipated effects of the Arrangement; the estimated costs of the Arrangement; development of the Thacker Pass Project, including timing, progress, approach, continuity or change in plans, construction, commissioning, milestones, anticipated production and results thereof and expansion plans; expectations regarding accessing funding from the ATVM Loan Program; anticipated timing to resolve, and the expected outcome of, any complaints or claims made or that could be made concerning the environmental permitting process in the United States for the Thacker Pass Project, including the lawsuit against the BLM filed in February 2023; capital expenditures and programs; estimates, and any change in estimates, of the mineral resources and mineral reserves at the Thacker Pass Project; development of mineral resources and mineral reserves; government regulation of mining operations and treatment under governmental and taxation regimes; the future price of commodities, including lithium; the realization of mineral resources and mineral reserves estimates, including whether certain mineral resources will ever be developed into mineral reserves and information and underlying assumptions related thereto; the timing and amount of future production; currency exchange and interest rates; the Company's ability to raise capital; expected expenditures to be made by the Company on the Thacker Pass Project; ability to produce high purity battery grade lithium products; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the timing, cost, quantity, capacity and product quality of production at the Thacker Pass Project; successful development of the Thacker Pass Project, including successful results from the Company's testing facility and third-party tests related thereto; capital costs, operating costs, sustaining capital requirements, after tax net present value and internal rate of return, payback period, sensitivity analyses, and net cash flows of the Thacker Pass Project; expected capital expenditures for the construction of the Thacker Pass Project; ability to achieve capital cost efficiencies; expectations and anticipated impact of the COVID-19 pandemic; the GM Transaction and the potential for additional financing scenarios for the Thacker Pass Project; the expected timetable for completing Tranche 2 of the GM Transaction; the ability of the Company to complete Tranche 2 of the GM Transaction on the terms and timeline anticipated, or at all; the receipt of required stock exchange and regulatory approvals and authorizations, and the securing of sufficient funding to complete the development of Phase 1 of the Thacker Pass Project, required for Tranche 2 of the GM Transaction; the expected benefits of Tranche 2 of the GM Transaction; the strategic advantages, future opportunities and focus of the Company as a result of the Arrangement; as well as other statements with respect to management's beliefs, plans, estimates and intentions, and similar statements concerning anticipated future events, results, circumstances, performance or expectations that are not historical facts.

Forward-looking information does not take into account the effect of transactions or other items announced or occurring after the statements are made. Forward-looking information reflects management's current beliefs, expectations and assumptions and is based on information currently available to management, management's historical experience, perception of trends and current business conditions, expected future developments and other factors which management considers appropriate. With respect to the forward-looking information included in this Prospectus and in the documents incorporated herein by reference, certain assumptions have been made with respect to, among other things, that no unforeseen changes in the legislative and operating framework for the Company will occur; that the Company will meet its future objectives and priorities; that the Company will have access to adequate capital to fund its future projects and plans; that the Company's future project and plans will proceed as anticipated; assumptions regarding the Company's ability to secure sufficient additional financing to develop the Thacker Pass Project; as well as assumptions concerning general economic and industry growth rates, commodity prices, currency exchange rates, interest rates and competitive intensity. Although the Company believes that the assumptions and expectations reflected in such forward-looking information are reasonable, the Company can give no assurance that these assumptions and expectations will prove to be correct.

Readers are cautioned not to place undue reliance on forward-looking information, as there can be no assurance that the future circumstances, outcomes or results anticipated or implied by such forward-looking information will occur or that plans, intentions or expectations upon which the forward-looking information is based will occur. By its nature, forward-looking information involves known and unknown risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated by such forward-looking information. Factors that could cause such differences include, but are not limited to: the potential benefits of the Arrangement not being realized; the risk of tax liabilities as a result of the Arrangement, and general business and economic uncertainties and adverse market conditions; the risk that the Arrangement may not be tax-free for income tax purposes and potential significant tax liabilities that the Company may be exposed to if the tax-deferred spinoff rules are not met; the risk of tax indemnity obligations owed by the Company to Lithium Argentina following the Arrangement becoming payable, including as a result of events outside of the Company's control; the reduced diversity of the Company as a separate company following the Arrangement; uncertainties inherent to feasibility studies and mineral resource and mineral reserve estimates; the potential inability or unwillingness of current shareholders to hold Common Shares following the Arrangement; risks related to the Company's status as an independent reporting issuer following the Arrangement; the ability of the Company to secure sufficient additional financing, advance and develop the Thacker Pass Project, and to produce battery grade lithium; the respective benefits and impacts of the Thacker Pass Project when production operations commence; settlement of agreements related to the operation and sale of mineral production as well as contracts in respect of operations and inputs required in the course of production; the Company's ability to operate in a safe and effective manner, and without material adverse impact from the effects of climate change or severe weather conditions; uncertainties relating to receiving and maintaining mining, exploration, environmental and other permits or approvals in Nevada; demand for lithium, including that such demand is supported by growth in the electric vehicle market; current technological trends; the impact of increasing competition in the lithium business, and the Company's competitive position in the industry; continuing support of local communities and the Fort McDermitt Paiute and Shoshone Tribe for the Thacker Pass Project; continuing constructive engagement with these and other stakeholders, and any expected benefits of such engagement; the stable and supportive legislative, regulatory and community environment in the jurisdictions where the Company operates; impacts of inflation, currency exchanges rates, interest rates and other general economic and stock market conditions; the impact of unknown financial contingencies, including litigation costs, environmental compliance costs and costs associated with the impacts of climate change, on the Company's operations; estimates of and unpredictable changes to the market prices for lithium products; development and construction costs for the Thacker Pass Project, and costs for any additional exploration work at the project; estimates of mineral resources and mineral reserves, including whether certain mineral resources will ever be developed into mineral reserves; reliability of technical data; anticipated timing and results of exploration, development and construction activities, including the impact of ongoing supply chain disruptions and availability of equipment and supplies on such timing; timely responses from governmental agencies responsible for reviewing and considering the Company's permitting activities at the Thacker Pass Project; availability of technology, including low carbon energy sources and water rights, on acceptable terms to advance the Thacker Pass Project; the Company's ability to obtain additional financing on satisfactory terms or at all, including the outcome of the ATVM Loan Program application; government regulation of mining operations and mergers and acquisitions activity, and treatment under governmental, regulatory and taxation regimes; ability to realize expected benefits from investments in or partnerships with third parties; accuracy of development budgets and construction estimates; changes to the Company's current and future business plans and the strategic alternatives available to the Company; the ability of the Company to satisfy all closing conditions for Tranche 2 of the GM Transaction and complete Tranche 2 of the GM Transaction in a timely manner; the impact of Tranche 2 of the GM Transaction on dilution of shareholders and on the trading prices for, and market for trading in, the securities of the Company; and all the other risk factors discussed in "Risk Factors" and identified elsewhere in this Prospectus and in the documents incorporated herein by reference.

Readers are cautioned that the foregoing lists of factors are not exhaustive. All forward-looking information included in and incorporated by reference into this Prospectus is qualified by these cautionary statements. The forward-looking information contained herein is made as of the date of this Prospectus and, except as required by applicable law, the Company does not undertake any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

Readers are cautioned that the actual results achieved will vary from the information provided herein and that such variations may be material. Consequently, there are no representations by the Company that actual results achieved will be the same in whole or in part as those set out in the forward-looking information.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in United States dollars and our annual financial statements are prepared in accordance with IFRS as issued by the IASB and our interim financial statements are prepared in accordance with IFRS as issued by the IASB applicable to the preparation of interim financial statements, including International Accounting Standard 34, Interim Financial Reporting. As a result, certain financial information included in or incorporated by reference in this Prospectus may not be comparable to financial information prepared by companies in the United States reporting under US GAAP. Certain calculations included in tables and other figures in this Prospectus have been rounded for clarity of presentation.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

This Prospectus, including the documents incorporated by reference herein, include disclosure of certain non-GAAP financial measures or ratios, including expected average annual EBITDA with respect to the results of the feasibility study for the Thacker Pass Project. Such measures have no standardized meaning under IFRS and may not be comparable to similar measures used by other issuers. The Company believes that these measures and ratios provide investors with an improved ability to evaluate the prospects of the Company and, in particular, the Thacker Pass Project. As the Thacker Pass Project is not in production, the prospective non-GAAP financial measures or ratios presented may not be reconciled to the nearest comparable measure under IFRS and the equivalent historical non-GAAP financial measure for the prospective non-GAAP financial measure or ratio discussed herein is nil$. Also, see "Use of Non-GAAP Financial Measures and Ratios" in the Company's then-current management's discussion and analysis incorporated by reference herein for additional information on other non-GAAP financial measures and ratios utilized by the Company.

CURRENCY AND EXCHANGE RATE INFORMATION

This Prospectus contains references to United States dollars and Canadian dollars. All dollar amounts referenced, unless otherwise indicated, are expressed in United States dollars. References to "$" or "US$" are to United States dollars and references to "C$" are to Canadian dollars.

The following table sets forth, for each of the periods indicated, the high, low and average exchange rates, and the exchange rate at the end of the period, for the conversion of one (1) United States dollar into the Canadian dollar equivalent, based on the indicative exchange rate as reported by the Bank of Canada:

	Six months ended June 30,		Year ended December 31,
	2023	2022	2022	2021
High	C$1.3807	C$1.3039	C$1.3856	C$1.2942
Low	C$1.3151	C$1.2451	C$1.2451	C$1.2040
Average	C$1.3477	C$1.2715	C$1.3013	C$1.2535
Rate at end of period	C$1.3240	C$1.2886	C$1.3544	C$1.2678

On November 6, 2023, the exchange rate for United States dollars expressed in terms of the Canadian dollar, as reported by the Bank of Canada, was US$1.00 = C$1.3676.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents that have been filed with, or furnished to, the SEC and some of which have also been filed by us with the securities commissions or similar regulatory authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on written or oral request without charge from the Corporate Secretary of the Company at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5, e-mail: legal@lithiumamericas.com, and are also available electronically under the profile of the Company at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov.

The following documents, which we filed or furnished to the SEC and the commissions, as applicable are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a) Our Form 20-F Registration Statement filed with the SEC on August 22, 2023, as amended, and declared effective by the SEC on September 28, 2023 (the "Form 20-F");

(b) the audited financial statements of the Company for the period from incorporation on January 23, 2023 to June 30, 2023, together with the notes thereto and the independent auditor's report thereon, furnished to the SEC on our Form 6-K Report of Foreign Issuer on October 4, 2023;

(c) the unaudited carve-out interim financial statements for the North American Business for the period ended June 30, 2023 and 2022, together with the notes thereto (the "Q2 Carve-Out Interim Financial Statements"), furnished to the SEC on our Form 6-K Report of Foreign Issuer on October 4, 2023;

(d) the management's discussion and analysis of the results of operations and financial condition in respect of the Q2 Carve-Out Interim Financial Statements, furnished to the SEC on our Form 6-K Report of Foreign Issuer on October 4, 2023; and

(e) the material change report of the Company dated October 5, 2023 relating to the completion of the Arrangement and related matters (the "Arrangement MCR"), furnished to the SEC on our Form 6-K Report of Foreign Issuer on October 5, 2023.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this Prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this Prospectus by stating in those Form 6-Ks that they are being incorporated by reference into this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements is available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement, but only for the purpose of the distribution of the Securities to which the Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall be deemed, except as so modified or superseded, not to constitute a part of this Prospectus.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports and other information with the SEC in addition to our continuous disclosure obligations under the securities laws of the provinces and territories of Canada. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Some of the documents that we file with or furnish to the SEC are electronically available from the SEC's Electronic Document Gathering and Retrieval system, which is commonly known by the acronym "EDGAR", and may be accessed at www.sec.gov.

For further information with respect to the Company and the Securities offered in this Prospectus, reference is made to the registration statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference. You may refer to the registration statement and the exhibits to the registration statement for further information with respect to the Company and the Securities.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the BCBCA. Some of the directors and officers of the Company, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a certain portion of the Company's assets, are located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

THE COMPANY

The Company was incorporated under the BCBCA on January 23, 2023 in order to carry out the Arrangement. In connection with the completion of the Arrangement, the Company was renamed "Lithium Americas Corp.".

The Company's head office and registered office is located at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5.

BUSINESS OF THE COMPANY

The Company is a Canadian-based lithium resource company owning assets in North America, including its Thacker Pass Project in which it holds a 100% interest, investments in Green Technology Metals Limited ("GT1") and Ascend Elements, Inc., and exploration properties in the United States and Canada.

The Thacker Pass Project is currently a development stage property located in Humboldt County in northern Nevada, is well aligned with the United States national agenda to enhance domestic supply of critical minerals and has the potential to be a leading near-term source of lithium for the North American battery supply chain. With a measured and indicated mineral resource estimate of 16.1 million tonnes of lithium carbonate equivalent, the Thacker Pass Project is one of the largest lithium resources and most advanced lithium development projects known in the United States. The start of construction of the Thacker Pass Project was announced in March 2023 and, in the near-term, the Company will be focused on advancing the Thacker Pass Project towards Phase 1 production. Once complete, Phase 1 of the Thacker Pass Project targets 40,000 tpa of lithium carbonate production. The Thacker Pass Project's significant resource also provides the Company with opportunities for meaningful growth beyond Phase 1. Following the completion of Phase 1, it is expected that the Company will commence the development for Phase 2 of the Thacker Pass Project, which targets an additional 40,000 tpa of lithium carbonate production.

Beyond the development of the Thacker Pass Project, it is expected that the Company will pursue other growth opportunities in North America should such opportunities and their timing be viewed as attractive and desirable to the Company and its shareholders. Through a strategic collaboration agreement with GT1, it is expected that the Company will maintain dialogue with GT1 with respect to any joint exploration and development opportunities in North America, leveraging GT1's extensive experience exploring and developing hard rock resources in the region.

Detailed Thacker Pass Project Description

For additional information with respect to the Thacker Pass Project and the business of the Company, readers are referred to the Form 20-F or then-current annual information form, as applicable, and the Company's then-current annual management's discussion and analysis and interim management's discussion and analysis, if applicable, all of which are incorporated by reference herein, and the other documents incorporated by reference herein. See also "Risk Factors" in this Prospectus and "Description of the Business - Risk Factors" in the Form 20-F or then-current annual information form, as applicable, and the risk factors set forth in the then-current annual management's discussion and analysis and interim management's discussion and analysis, if applicable.

Recent Developments

Financial Updates

As at June 30, 2023, the North American Business transferred to the Company as part of the Separation had $261.8 million in cash and cash equivalents (which includes unspent net proceeds from Tranche 1 of the GM Transaction). Such funds were utilized by Old LAC for the advancement of the Thacker Pass Project. Approximately $200.7 million, being the remainder of the unspent net proceeds from Tranche 1 of the GM Transaction as at September 30, 2023, was transferred to the Company (directly and through the transfer of Lithium Nevada) upon completion of the Separation. In accordance with the Plan of Arrangement, an additional $75 million was transferred from Old LAC to the Company to establish sufficient working capital for the Company which resulted in the Company holding an aggregate of approximately $275.7 million in cash and cash equivalents upon completion of the Separation.

Director Compensation Updates

An annual retainer fee or attendance fee for the directors of the Company has not been established. However, a fee schedule similar to that in place for the Old LAC directors is expected to be adopted by the Company initially and it is expected that all reasonable expenses incurred by directors in order to attend meetings will be reimbursed by the Company.

Executive Compensation Updates

The named executive officers of the Company are the CEO, CFO, Executive Chair and the anticipated two other highest paid proposed executive officers of the Company. The following disclosure includes a brief summary regarding the material terms of the employment agreements entered into by each of the named executive officers.

Jonathan Evans, President and Chief Executive Officer

Mr. Evans will be paid a base salary of $600,000 and is eligible to receive short-term incentive compensation at a target rate of 100% of base salary ("Evans STI Bonus") and long-term incentive compensation at a target rate of 125% of base salary.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Evans' employment agreement, Mr. Evans will receive the following severance package: (a) 24 months (the "Evans Severance Period") of base salary; (b) two times the Evans STI Bonus he received for the year prior to the year in which his employment terminates; (c) accelerated vesting of any equity awards scheduled to vest during the Evans Severance Period; and (d) continuation of benefits coverage during the Evans Severance Period or reimbursement for replacement coverage (the "Evans Severance Package").

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and conditional upon Mr. Evans continuing to perform services to Lithium Nevada until the "Change of Control" event, then Mr. Evans will receive the Evans Severance Package described above.

Pablo Mercado, Executive Vice President and Chief Financial Officer

Mr. Mercado will be paid a base salary of $585,000 and is eligible to receive short-term incentive compensation at a target rate of 85% of base salary ("Mercado Target STI Bonus") and long-term incentive compensation at a target rate of 100% of base salary.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Mercado's employment agreement, Mr. Mercado will receive the following severance package: (a) 1.5 times the sum of his base salary and an amount equal to the Mercado Target STI Bonus for the year termination of employment occurs, without pro-ration. In addition, if Mr. Mercado timely elects, Lithium Nevada will provide Mr. Mercado and qualified beneficiaries with 18 months of COBRA premium reimbursement; (b) a pro-rated amount of the Mercado Target STI Bonus for the calendar year in which Mr. Mercado's employment terminates; (c) (i) any previously awarded initial Old LAC RSUs (as defined in Mr. Mercado's employment agreement) shall be fully vested as of the termination date; and (ii) Mr. Mercado shall become vested in a portion of any equity awards previously granted to him that, as of the date of termination, have not vested ("Outstanding Equity Awards") by prorating each such Outstanding Equity Award by the percentage of the applicable vesting period which Mr. Mercado would have completed if he had continued in employment for 18 months following the termination date. Any portion of the Outstanding Equity Awards that does not become vested shall be forfeited in accordance with the terms of the Incentive Plan and any applicable grant agreement.

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and within 12 months of such "Change of Control":

1. Mr. Mercado's employment is terminated without cause; or

2. Mr. Mercado resigns for "Good Reason" (as defined in the employment agreement) after (A) providing Lithium Nevada with written notice of the circumstances constituting "Good Reason", and (B) Lithium Nevada failing to remedy the circumstances constituting "Good Reason" in a timely manner, then Mr. Mercado will be entitled to receive the following:

• an amount equal to two times the sum of (A) his base salary; and (B) an amount equal to the Mercado Target STI Bonus for the year in which the termination occurs, without pro-ration;

• an amount equal to the pro-rated amount of the Mercado Target STI Bonus for the calendar year in which Mr. Mercado's employment terminates; and

• if Mr. Mercado timely elects COBRA insurance coverage, up to 24 months of COBRA premium reimbursement to Mr. Mercado and qualified beneficiaries.

Kelvin Dushnisky, Executive Chair

Mr. Dushnisky will be paid a base salary of $590,000 and is eligible to receive short-term incentive compensation at a target rate of 100% of base salary ("Dushnisky STI Bonus") and long-term incentive compensation at a target rate of 100% of base salary.

Within one month of the effective date of the employment agreement, Mr. Dushnisky will be granted a one-time signing equity award with a grant date fair value of $1,770,000 in the form of RSUs, which will vest on a four-year vesting schedule.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Dushnisky's employment agreement, Mr. Dushnisky will receive the following severance package: (a) 18 months of base salary; (b) any equity awards previously granted will be governed by the terms of the Incentive Plan and any applicable grant agreement; and (c) continuation of benefits coverage and vacation accrual for the minimum notice period required by applicable employment standards legislation.

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and within 12 months of such "Change of Control":

1. Mr. Dushnisky's employment is terminated without cause, or

2. Mr. Dushnisky resigns for "Good Reason" (as defined in the employment agreement) after (A) providing the Company with at least 14 days' written notice of the circumstances constituting "Good Reason"; and (b) the Company failing to remedy the circumstances constituting "Good Reason" within that time, then Mr. Dushnisky will be entitled to receive the following:

• 24 months of base salary;

• two times the Dushnisky STI Bonus; and

• benefits continuation for 24 months if permitted by the rules of the applicable benefits plan(s). For benefits that cannot be continued through the entire 24 months, the Company will pay Mr. Dushnisky the value of the premiums that would be paid to the plans during the 24 month period.

Richard Gerspacher, Executive Vice President, Capital Projects

Mr. Gerspacher will be paid a base salary of $465,000 and is eligible to receive short-term incentive compensation at a target rate of 75% of base salary ("Gerspacher STI Bonus") and long-term incentive compensation at a target rate of 75% of base salary.

Mr. Gerspacher will also receive a one-time grant of equity awards in the form of RSUs with a value of $465,000 (the "Initial RSUs"), which will vest on a four-year vesting schedule.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Gerspacher's employment agreement, Mr. Gerspacher will receive the following severance package: (a) 12 months (the "Gerspacher Severance Period") of base salary; (b) an amount equal to the Gerspacher STI Bonus he received for the year before termination; (c) the Initial RSUs fully vest as of the termination date and accelerated vesting of any equity awards scheduled to vest during the Gerspacher Severance Period; and (d) continuation of benefits coverage during the Gerspacher Severance Period or reimbursement for replacement coverage (the "Gerspacher Severance Package").

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and within 12 months of such "Change of Control":

1. Mr. Gerspacher's employment is terminated without cause, or

2. Mr. Gerspacher resigns for "Good Reason" (as defined in the employment agreement) after (A) providing Lithium Nevada with written notice of the circumstances constituting "Good Reason"; and (b) Lithium Nevada failing to remedy the circumstances constituting "Good Reason", then Mr. Gerspacher will be entitled to receive the Gerspacher Severance Package described above, except that the Gerspacher Severance Period will then be 24 months.

Alexi Zawadzki, Vice President, Resource Development

Mr. Zawadzki will be paid a base salary of $330,750 and is eligible to receive short-term incentive compensation at a target rate of 75% of base salary ("Zawadzki STI Bonus") and long-term incentive compensation at a target rate of 75% of base salary.

On termination of employment without cause, because of a "Disability", or for "Good Reason", each as defined in Mr. Zawadzki's employment agreement, Mr. Zawadzki will receive the following severance package: (a) 12 months (the "Zawadzki Severance Period") of base salary; (b) an amount equal to the Zawadzki STI Bonus he would have earned through the Zawadzki Severance Period had he remained actively employed based on the Zawadzki STI Bonus he received in the year before his employment terminated; (c) accelerated vesting of any equity awards scheduled to vest during the Zawadzki Severance Period; and (d) continuation of benefits coverage for the Zawadzki Severance Period or reimbursement of replacement coverage (the "Zawadzki Severance Package").

If at any time there is a "Change of Control" during the employment agreement (as defined in the employment agreement), and within 12 months of such "Change of Control":

1. Mr. Zawadzki's employment is terminated without cause, or

2. Mr. Zawadzki resigns for "Good Reason" (as defined in the employment agreement) after (A) providing the Company with at least 14 days' written notice of the circumstances constituting "Good Reason"; and (b) the Company failing to remedy the circumstances constituting "Good Reason" within that time, then Mr. Zawadzki will be entitled to receive the Zawadzki Severance Package described above, except that the Zawadzki Severance Period will then be 24 months.

Environmental, Social, Governance and Safety Updates

The Company will continue to be committed to safely and responsibly developing and operating its sites and building strong relationships with local communities and all stakeholders, as well as adhering to the highest governance standards. The Company's environmental, social, governance and safety (ESG-S) vision will continue to be to create shared value by being a safe, environmentally responsible and inclusive lithium company. The Company's goal will be to minimize the impact on local communities and the environment, and to develop the Thacker Pass Project in a responsible and sustainable manner.

In August 2023, Old LAC published two ESG-S reports for its North America and Argentina business units. The two ESG-S reports, themed Accelerating Toward a New Era of Sustainable Value, highlight overall ESG-S progress during the January 1, 2022 through June 30, 2023 reporting period and reflect Old LAC's commitment to creating sustainable value by being a safe, environmentally responsible and inclusive lithium company. The scope of the ESG-S report for the North America business includes the Company's activities and interests located in North America and the wholly owned Thacker Pass Project. The full report for the North America business is available at www.lithiumamericas.com.

In 2022, Old LAC worked with a leading global engineering firm to baseline expected operational Scope 1 (direct) and Scope 2 (indirect) greenhouse gas (GHG) carbon emissions intensity for the Thacker Pass Project, including benchmarking against comparable peer projects for which carbon intensity is publicly disclosed. Estimated operational Scope 1 and Scope 2 carbon intensity per tonne of lithium carbonate (tCO2e/tLi2CO3e) is expected to be 6.02 tCO2e/tLi2CO3e for the life of mine, which is approximately 40% less than mining peers (when including processing), placing it in a competitive position relative to other South American-based brine operations and substantially lower than U.S. and Australian-based spodumene operations. In the first half of 2023, Old LAC preliminarily estimated operational Scope 3 carbon intensity. Ten regents that will be used during operations at the Thacker Pass Project were estimated for Scope 3 upstream Category 1 (Purchased Goods and Services) and Category 4 (Upstream Transportation and Distribution). Total Scope 1, Scope 2 and Category 1 and 4 Scope 3 estimated carbon intensity total 12.8 tCO2e/tLi2CO3e for the life of mine. The environmental and project teams are working together to identify opportunities to further reduce overall expected carbon intensity.

The Company is committed to measuring, managing and mitigating water-resource impacts over the life cycle of its operations. From the outset, Old LAC has prioritized water stewardship in its project decisions and design - a reflection of our driving focus on using water efficiently and limiting water quality impacts. Demonstrating its commitment to low water consumption and recycling, in 2022, Old LAC conducted a detailed water cycle assessment for the Thacker Pass Project. The Zero Liquid Discharge facility is designed for low-water consumption, heavily relying on water recycling to meet its needs. The Company's estimated annual well-water withdrawal for Phase 1 is 3.5 million cubic meters. Every cubic meter of process water is estimated to be recycled and reused an average of seven times within the production process.

Old LAC partnered with the University of Nevada in Reno's Department of Mining and Metallurgical Engineering at the Mackay School of Earth Sciences and Engineering in 2021, to assess the socioeconomic and environmental footprint for the Thacker Pass Project. Professor Ehsan Vahidi, Ph.D. will run the two-year program, which will include developing a lifecycle inventory database, quantifying the environmental performance of lithium production from claystone ore and analyzing the socioeconomic impacts from activity at the Thacker Pass Project along with the impacts of other lithium production facilities around the world. In spring 2023, Old LAC engaged with University of Nevada in Reno's Cooperative Extension Economic Development team to determine the socioeconomic impact the Thacker Pass Project will have in both Humboldt County and the State of Nevada, based on the Thacker Pass TR and feasibility study. The results are expected to be announced in Q4 2023.

In October 2022, building on several years of engagement and relationship-building, a Community Benefits Agreement was jointly signed with the Fort McDermitt Paiute and Shoshone Tribe to establish a framework for continued collaboration and to define the long-term benefits for the Fort McDermitt Paiute and Shoshone Tribe. The Fort McDermitt Paiute and Shoshone Tribe is the closest Native American community to the project site, located approximately 40 miles from the Thacker Pass Project. The Community Benefits Agreement is intended to provide infrastructure development, training and employment opportunities, support for cultural education and preservation, and synergistic business and contracting opportunities.

In September 2021, Old LAC joined as an IRMA (Initiative for Responsible Mining Assurance) Pending Member, which means the Company is committed to having the Thacker Pass Project audited against the new draft IRMA Ready Standard for Responsible Mineral Exploration and Development framework within 12 months of the standard's availability for application, expected in 2024. IRMA is currently among the most stringent ESG standards for mining. In the first half of 2022, Old LAC worked with IRMA to pilot the new IRMA Ready Standard for Responsible Mineral Exploration and Development at the Thacker Pass Project. The Company continues to identify and address areas of opportunities for improvement, in preparation for commencing an external audit upon adoption of the IRMA Ready Standard.

CONSOLIDATED CAPITALIZATION

As at June 30, 2023, there were nil Common Shares issued and outstanding, as well as nil RSUs, nil DSUs, nil PSUs and nil Options outstanding. As at November 2, 2023, there were 161,310,591 Common Shares issued and outstanding, as well as 1,938,241 RSUs, 95,365 DSUs, 800,156 PSUs and nil Options outstanding.

Other than as noted above, there have been no material changes in our share or loan capital, on a consolidated basis, since June 30, 2023. See also "Material Contracts - Agreements in respect of the GM Transaction" in the Form 20-F for further details with respect to securities of the Company to be issued in connection with the GM Transaction.

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

EXPENSES

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of $750,000,000 of Securities under the Offering.

SEC registration fees		$110,700

Printing Expenses		(1)

Legal fees and expenses		(1)

Accountants' fees and expenses		(1)

Transfer agent fees and expenses		(1)

Miscellaneous		(1)

Total	$

Notes:

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DILUTION

Purchasers of Securities in an Offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Common Share paid by purchasers in an Offering and the net tangible book value per share of Common Shares immediately after an Offering.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement with respect to any issuance of Preferred Shares or Debt Securities (having a term to maturity in excess of one year) pursuant to this Prospectus, as required by applicable securities laws.

DESCRIPTION OF COMMON SHARES

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without par value of which, as at November 2, 2023, a total of 161,310,591 Common Shares are issued and outstanding. Holders of Common Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote in respect of each Common Share held at all such meetings. Subject to the rights of holders of any other class of shares of the Company entitled to receive dividends in priority, shareholders will be entitled to receive dividends if, as and when declared by the Board of Directors out of the assets of the Company properly applicable to the payment of dividends. In the event of the liquidation, dissolution or winding up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, shareholders will be entitled to all remaining property and assets of the Company on a share for share basis.

Other than the participation right held by GM and discussed in more detail below, the Common Shares are not subject to pre-emptive, redemption, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or assessment by the Company. The BCBCA and the Company's articles provide that the rights and restrictions attached to any class of shares may not be modified, amended or varied unless consented to by special resolution passed by not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

GM Investor Rights Agreement

Pursuant to the Investor Rights Agreement, GM is required to "lock-up" their securities until the later of: (i) one year following the completion of the Arrangement, and (ii) the earlier of (a) six months after the closing of Tranche 2, or (b) the date Tranche 2 is not completed in accordance with its terms. In addition, GM has certain board nomination rights, oversight, and demand registration and piggy-back registration rights and securities offering participation rights, and is also subject to certain standstill limitations pertaining to take-over bids (and similar transactions) until a period that ends on the earlier of (i) five years following the effective date of the Investor Rights Agreement, and (ii) one year following the date of the commencement of commercial production for Phase 1 as outlined in the Offtake Agreement.

Dividends and Distributions

The Company has not paid any dividends since its incorporation and does not currently have a policy with respect to the payment of dividends. It is anticipated that the Company will not have a fixed dividend policy and will not declare any dividends on the Common Share for the immediate future; rather, all available funds of the Company will be kept as retained earnings to fund operations, used to undertake exploration and development programs on its mineral properties, and for the acquisition of additional mineral properties for the foreseeable future. Any future payment of dividends will depend, among other things, upon the Company's earnings, capital requirements and operating and financial condition. Generally, dividends can only be paid if a corporation has retained earnings. There can be no assurance that the Company will generate sufficient earnings to allow it to pay dividends.

DESCRIPTION OF PREFERRED SHARES

The particular class of Preferred Shares and the particular terms and provisions of any series of such class of Preferred Shares offered by any Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such series of Preferred Shares.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the "Indenture") to be entered into between the Company and one or more trustees (the "Trustee") that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

  the specific designation of the Debt Securities;

  any limit on the aggregate principal amount of the Debt Securities;

  the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

  the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

  the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

  the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

  the covenants applicable to the Debt Securities;

  the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

  the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

  whether the Debt Securities will be secured or unsecured;

  whether the Debt Securities will be issuable in the form of global securities ("Global Securities"), and, if so, the identity of the depositary for such Global Securities;

  the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

  each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

  if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

  material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

  any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

  any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities, or Securities convertible into or exchangeable for Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers' acceptance rate, or to recognized market benchmark interest rates such as CORRA (the Canadian Overnight Repo Rate Average) or a United States federal funds rate.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following sets forth certain general terms and provisions of the Subscription Receipts. The Company may issue Subscription Receipts, which may be offered separately or together with Common Shares, Preferred Shares, Debt Securities, Warrants or Units, as the case may be, or may be converted into or exchanged for Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities upon the satisfaction of certain conditions. The particular terms and provisions of the Subscription Receipts offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts, will be described in such Prospectus Supplement.

The Subscription Receipts will be issued under one or more subscription receipt agreements, in each case between the Company and a subscription receipt agent determined by the Company. A copy of any such subscription receipt agreement will be available on SEDAR+ at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov.

The Prospectus Supplement relating to any Subscription Receipts being offered will include specific terms and provisions of the Subscription Receipts being offered thereby. These terms and provisions will include some or all of the following:

  the name or designation of the Subscription Receipts;

  the number of Subscription Receipts being offered;

  the price at which Subscription Receipts will be offered and whether the price is payable in instalments;

  the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities, as the case may be, and the consequences of such terms and conditions not being satisfied;

  the number of Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities that may be issued or delivered upon the conversion or exchange of each Subscription Receipt;

  the identity of the subscription receipt agent;

  the manner in which funds will be invested and held, and procedures for the release of funds (including interest or other income earned on funds) pending satisfaction or non-satisfaction of the escrow release or other conditions;

  any entitlements of the holders of Subscription Receipts to receive distributions declared on Common Shares or distribution-equivalent payments;

  the designation and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  the dates or periods during which the Subscription Receipts may be converted or exchanged into Common Shares, Preferred Shares, Debt Securities, Warrants, Units and/or other securities;

  whether such Subscription Receipts will be listed on any securities exchange;

  material Canadian federal income tax consequences of owning, holding or disposing of the Subscription Receipts, if any;

  if applicable, whether the Subscription Receipts shall be in registered or unregistered form;

  if applicable, that the Subscription Receipts shall be issuable in whole or in part as one or more global securities and, in such case, the depositary or depositaries for such global securities in whose name the global securities will be registered;

  any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts;

  any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts; and

  any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the securities to be received on the exchange of the Subscription Receipts.

Subscription Receipts, if issued in registered form, will be exchangeable for other Subscription Receipts of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF WARRANTS

The following sets forth certain general terms and provisions of the Warrants. The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada pursuant to which the Company will agree not to distribute pursuant to this Prospectus, as it may be supplemented or amended, any Warrants that are "novel" (as such term is defined in NI 44-102), including Warrants that are convertible into or exchange or exercisable for securities of an entity other than the Company or its affiliates, unless the applicable Prospectus Supplement(s) pertaining to the distribution of the novel securities is either (a) first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where such novel securities are distributed, or (b) 10 business days have elapsed since the date of delivery to the applicable securities regulatory authority of the draft Prospectus Supplement in substantially final form and the applicable securities regulatory authority has not provided written comments on the draft Prospectus Supplement.

The Company may issue Warrants for the purchase of Common Shares and/or or other securities. The particular terms and provisions of the Warrants offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Warrants, will be described in such Prospectus Supplement.

Warrants may be offered separately or together with Common Shares, Preferred Shares, Debt Securities, Subscription Receipts or other Securities offered by any Prospectus Supplement and may be attached to, or separate from, any such offered Securities. Each series of Warrants will be issued under one or more warrant indentures, in each case between the Company and a warrant agent determined by the Company. Each such warrant indenture, as supplemented or amended from time to time, will set out the terms and conditions of the applicable Warrants. The statements in this Prospectus relating to any warrant indenture and the Warrants to be issued under it are summaries of anticipated provisions of an applicable warrant indenture and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of such warrant indenture, as applicable. A copy of any such warrant indenture will be available on SEDAR+ at www.sedarplus.ca or in the United States through EDGAR at the website of the SEC at www.sec.gov.

The Prospectus Supplement relating to any Warrants being offered will include specific terms and provisions of the Warrants being offered thereby. These terms and provisions will include some or all of the following:

  the designation of the Warrants;

  the aggregate number of Warrants offered and the offering price;

  the designation, number and terms of the Common Shares and/or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  the exercise price of the Warrants;

  the dates or periods during which the Warrants are exercisable;

  the designation and terms of any securities with which the Warrants are issued;

  if the Warrants are issued as a Unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

  the currency or currency unit in which the exercise price is denominated;

  whether such Warrants will be subject to redemption or call, and if so, the terms of such redemption or call provisions;

  any minimum or maximum amount of Warrants that may be exercised at any one time;

  whether such Warrants will be listed on any securities exchange;

  whether the Warrants will be issued in fully registered or global form;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

  any other rights, privileges, restrictions and conditions attaching to the Warrants; and

  any other material terms and conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities issuable on exercise of the Warrants.

Warrants, if issued in registered form, will be exchangeable for other Warrants of the same tenor, at the office indicated in the Prospectus Supplement. No charge will be made to the holder for any such exchange or transfer except for any tax or government charge incidental thereto.

DESCRIPTION OF UNITS

The following sets forth certain general terms and provisions of the Units. The Company may issue Units comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Prospectus Supplement relating to any Units being offered will include specific terms and provisions of the Units being offered thereby. These terms and provisions will include some or all of the following:

  the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

  any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

  how, for income tax purposes, the purchase price paid for the Units is to be allocated among the component Securities;

  the currency or currency units in which the Units may be purchased and the underlying Securities denominated;

  whether such Units will be listed on any securities exchange;

  whether the Units and the underlying Securities will be issued in fully registered or global form;

  any other rights, privileges, restrictions and conditions attaching to the Units; and

  any other material terms and conditions of the Units and the underlying Securities.

The preceding description and any description of Units in the applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to, if applicable, the unit agreement, collateral arrangements and depositary arrangements relating to such Units.

PLAN OF DISTRIBUTION

The Company may, during the 36-month period that this Prospectus remains effective, offer for sale and issue, as applicable, the Securities, separately or together: (i) through underwriters, dealers or agents purchasing as principal or acting as agent; (ii) directly to one or more purchasers, including sales upon the exercise of conversion or exchange rights attaching to convertible or exchangeable securities held by the purchaser; or (iii) through a combination of any of these methods of sale. Securities sold to the public pursuant to this Prospectus may be offered and sold exclusively in Canada or the United States, or in both jurisdictions. The Prospectus Supplement relating to each offering of Securities will indicate the jurisdiction or jurisdictions in which such offering is being made to the public, identify each underwriter, dealer or agent, as the case may be, and will also set forth the terms of that offering, including the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the proceeds to the Company and any underwriters', dealers' or agents' fees, commissions or other items constituting underwriters' or agents' compensation. Only underwriters, dealers or agents so named in the applicable Prospectus Supplement are deemed to be underwriters, dealers or agents, as the case may be, in connection with the Securities offered thereby. A Prospectus Supplement may provide that the Securities sold thereunder will be "flow-through" securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102 and Rule 415(a)(4) of the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the TSX, the NYSE or other existing trading markets for the securities. The prices at which the Securities may be offered may vary between purchasers and during the period of distribution.

If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Any offering of Preferred Shares, Debt Securities, Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See "Risk Factors".

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at-the-market distribution" and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to "at-the-market distributions" or as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which are intended to stabilize or maintain the market price of the offered Securities at a level other than that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an "at-the-market distribution", no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed.

If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. If agents are used in an offering, unless otherwise indicated in the Prospectus Supplement, such agents will be acting on a "best efforts" basis for the period of their appointment. Any offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds to the Company from the sale of Securities will be used for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time and for discretionary capital programs. Specific information about the use of the net proceeds to the Company of any offering of Securities under this Prospectus and the specific business objectives which the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

There may be circumstances where, based on results obtained or for other sound business reasons, a reallocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the net proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under "Risk Factors" in this Prospectus and in the documents incorporated by reference herein and any other factors set forth in the applicable Prospectus Supplement. The Company may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities denominated in Canadian dollars, United States dollars or other currencies. The Company may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

To date, the Company has not generated significant revenues from operations. The business of the Company had negative operating cash flows for the year ended December 31, 2022 and for the six months ended June 30, 2023 and the Company may continue to incur negative operating cash flows. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the proceeds of any offering of Securities to fund any such negative operating cash flow in future periods. See "Risk Factors - Negative Operating Cash Flows".

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading in Canada on the TSX and in the United States on the NYSE under the symbol "LAC". Trading prices and volumes of the Common Shares for the previous 12-month period will be provided, as required, in each Prospectus Supplement.

PRIOR SALES

Information in respect of prior sales of Common Shares and other Securities distributed under this Prospectus and for securities that are convertible into or exchangeable for Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of Common Shares and/or other Securities pursuant to such Prospectus Supplement.

CERTAIN INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain material Canadian federal income tax considerations generally applicable to investors described therein of the acquisition, ownership and disposition of any Securities offered thereunder. The applicable Prospectus Supplement may describe certain United States federal income tax considerations generally applicable to investors described therein who are U.S. persons (within the meaning of the United States Internal Revenue Code of 1986, as amended) of the acquisition, ownership and disposition of any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

An investment in the Securities is speculative and subject to a number of risks, including those set forth below and in the Form 20-F or then-current annual information form, as applicable, and in the then-current management's discussion and analysis for our most recently completed financial year and interim financial period, if applicable. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement.

Prospective investors should carefully consider these risks, in addition to the information contained and incorporated by reference herein and in the Prospectus Supplement relating to an offering and the information incorporated by reference therein, before purchasing Securities. Some of the risk factors described herein and in the documents incorporated by reference herein (including subsequently filed documents incorporated by reference herein), including the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the events identified in these risks and uncertainties were to actually occur, it could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. These are not the only risks and uncertainties that the Company faces. Additional risks and uncertainties not presently known to the Company or that are currently considered immaterial may also have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. The Company cannot assure you that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus or the applicable Prospectus Supplement or the documents incorporated by reference herein and therein or other unforeseen risks.

There is No Market for Certain of the Securities

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation.

Dilution from Further Financings

The Company may need to raise additional financing in the future through the issuance of additional equity securities or convertible debt securities. If the Company raises additional funding by issuing additional equity securities or convertible debt securities, such financings may substantially dilute the interests of shareholders of the Company and reduce the value of their investment and the value of the Company's securities.

Active Liquid Market for Common Shares

There may not be an active, liquid market for the Common Shares. There is no guarantee that an active trading market for the Common Shares will be maintained on the TSX and/or the NYSE. Investors may not be able to sell their Common Shares quickly or at the latest market price if trading in the Common Shares is not active.

Discretion in the Use of Proceeds

Management will have broad discretion concerning the use of the net proceeds from the offering of any Securities, as well as the timing of their expenditures. Depending on fluctuations in lithium prices and other factors, the intended use of net proceeds from the offering of any Securities may change. As a result, an investor will be relying on the judgment of management for the application of the net proceeds from the offering of any Securities. Management may use the net proceeds from the offering of any Securities in ways that an investor may not consider desirable if they believe it would be in the best interests of the Company to do so. The results and the effectiveness of the application of proceeds from an offering of any Securities are uncertain. If the proceeds are not applied effectively, the Company's business, financial condition, results of operations or prospects may suffer.

Negative Operating Cash Flows

To date, the Company has not generated significant revenues from operations. The business of the Company had negative operating cash flows for the year ended December 31, 2022 and for the six months ended June 30, 2023 and the Company may continue to incur negative operating cash flows. As a result, the Company may need to allocate a portion of its existing working capital or a portion of the proceeds of any offering of Securities to fund any such negative operating cash flow in future periods.

The Company could be exposed to substantial tax liabilities if the tax-deferred Separation requirements are not met.

The Canadian Tax Ruling received from the CRA in respect of the Separation requires, among other things, that the Arrangement comply with all requirements of the public company "butterfly" rules in section 55 of the Tax Act. Although the Arrangement was structured to comply with these rules, there are certain requirements of these rules that depend on events occurring (or not occurring) after the Arrangement is completed or that may not be within the control of the Company or Lithium Argentina. If these rules and requirements are not met, the Company and/or Lithium Argentina would recognize a taxable gain in respect of the Arrangement. If incurred, these tax liabilities could be substantial and could have a material adverse effect on the financial position of the Company and/or Lithium Argentina, as applicable.

The Company will have indemnification obligations to Lithium Argentina following the Arrangement that could be significant.

Pursuant to the Tax Indemnity and Cooperation Agreement, the Company and Lithium Argentina agreed to a number of representations, warranties and covenants, including to indemnify and hold harmless the other party against any loss suffered or incurred resulting from, or in connection with, a breach of certain covenants not to take any action, omit to take action or enter into a transaction that could cause the Arrangement or any related transaction to be treated in a manner inconsistent with the Canadian Tax Ruling. Any indemnification claim against the Company could be substantial and may have a material adverse effect upon the Company.

Risks Relating to Proposed and Recently Enacted Legislation in the United States and Canada

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or the Company's Shareholders. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company's financial performance and the value of the Common Shares. Additionally, states in which the Company will operate or own assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its anticipated impact on the Company and purchasers of Common Shares is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that will impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that will impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the impact of how this legislation or any future changes in tax laws might affect the Company or purchasers of Common Shares cannot be predicted.

On August 4, 2023, the Department of Finance (Canada) released draft legislation to implement certain previously announced measures. These measures included application rules for a 15% global minimum tax under the Organisation for Economic Co-Operation and Development's two-pillar plan (OECD Pillar 2). The draft legislative release also included a 2% tax on the net value of share buybacks by public corporations in Canada, and will be subject to certain exceptions and anti-avoidance provisions.  If enacted, the global minimum tax rules will apply to the Company as of its fiscal year commencing January 1, 2024, and the share buyback tax will apply as of January 1, 2024.  The draft legislation remains subject to change, and its impact on the Company and purchasers of Common Shares is uncertain.

Tax laws and regulations may change in the jurisdictions in which the Company operates, which may adversely affect the Company and/or holders of shares of the Company.

The Company's tax reporting is supported by tax laws in the countries in which it operates and the application of tax treaties between the various countries in which it operates. Tax laws, regulations, and administrative practices in various jurisdictions may be subject to change, with or without notice, due to economic, political, and other conditions, and judgment is required in evaluating and estimating the Company's provision and accruals for these taxes. Such changes could have a material adverse effect on the holders of shares of the Company or the Company's business, financial condition and results of operations. The Company's income tax reporting is subject to audit by tax authorities in the countries in which it operates. The Company's effective tax rate may change from year to year, based on (i) changes in the mix of activities and income earned among the different jurisdictions in which the Company operates, (ii) changes in tax laws in these jurisdictions, (iii) changes in the tax treaties between the countries in which the Company operates, (iv) changes in the Company's eligibility for benefits under those tax treaties, and (v) changes in the estimated values of deferred tax assets and liabilities, which could result in a substantial increase in the effective tax rate on all or a portion of the Company's income.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Cassels Brock & Blackwell LLP with respect to matters of Canadian law and by Dorsey & Whitney LLP with respect to matters of United States law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

PricewaterhouseCoopers LLP, Chartered Professional Accountants, is the auditor of the Company and has confirmed that it is independent of the Company within the meaning of the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc., located at its principal offices in Vancouver, British Columbia.

INTERESTS OF EXPERTS AND COUNSEL

Certain technical disclosure incorporated by reference into this Prospectus was derived from the "Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA," effective December 31, 2022, filed as Exhibit 15.1 to the Form 20-F, prepared for LAC by M3 Engineering & Technology Corporation, EXP U.S. Services Inc., Process Engineering LLC, NewFields Mining Design & Technical Services, Wood Canada Limited, Piteau Associates, Sawtooth, a subsidiary of The North American Coal Corporation (NAC), which is a wholly-owned subsidiary of NACCO Industries, Inc. and Industrial TurnAround Corporation, each of which are independent companies and not associates or affiliates of LAC or any associated company of LAC.

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

DISCLOSURE OF SECURITIES AND EXCHANGE COMMISSION ON INDEMNIFICATION UNDER THE SECURITIES ACT

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus and any accompanying prospectus supplement, as applicable. This Prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 400-900 West Hastings Street, Vancouver, British Columbia, Canada, V6C 1E5 during normal business hours.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

This Prospectus provides a general description of the Securities that we may offer. Each time we sell Securities under this Prospectus, we will prepare a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement, together with the additional information described below and in the applicable Prospectus Supplement under "Documents Incorporated by Reference".

ITEM 8 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 160 of the Business Corporations Act (British Columbia) (the "BCBCA") provides that the Registrant may do one or both of the following:

(a) indemnify an eligible party (as defined below) against all eligible penalties (as defined below) to which the eligible party is or may be liable;

(b) after the final disposition of an eligible proceeding (as defined below), pay the expenses (as defined below) actually or reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, the Registrant must pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses; and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.  The BCBCA also provides that the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding provided the Registrant first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purposes of the applicable division of the BCBCA, an "eligible party", in relation to the Registrant, means an individual who:

(a) is or was a director or officer of the Registrant;

(b) is or was a director or officer of another corporation at a time when the corporation is or was an affiliate of the Registrant, or at the request of the Registrant; or

(c) at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An "eligible penalty" under the BCBCA means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

An "eligible proceeding" under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, is or may be joined as a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

"expenses" include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding.

An "associated corporation" means a corporation or entity referred to in paragraph (b) or (c) of the definition of "eligible party" above.

Notwithstanding the foregoing, the BCBCA prohibits the Registrant from indemnifying an eligible party or paying the expenses of an eligible party if any of the following circumstances apply:

(a) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time such agreement was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interest of the Registrant or the associated corporation, as the case may be; or

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or an associated corporation, the Registrant must not indemnify the eligible party or pay or advance the expenses of the eligible party in respect of that proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, section 164 of the BCBCA provides that, on the application of the Registrant or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(a) order the Registrant to indemnify an eligible party against any liabilities incurred by the eligible party in respect of an eligible proceeding;

(b) order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

(d) order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under section 164; or

(e) make any other order the court considers appropriate.

The BCBCA provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation.

The Registrant's articles provide that the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity above.

The Registrant's articles define "eligible penalty" to mean a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.  An "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Registrant (an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Registrant (a) is or may be joined as a party; or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The Registrant's articles further provide that subject to any restrictions in the BCBCA, the Registrant may indemnify any person.  The failure of a director, alternate director or officer of the Registrant to comply with the BCBCA or the Registrant's articles does not invalidate any indemnity to which he or she is entitled under the Registrant's articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (i) is or was a director, alternate director, officer, employee or agent of the Registrant; (ii) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (iii) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (iv) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9 EXHIBITS

Exhibit No.	Exhibit Description

1.1*	Form of Underwriting Agreement for Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants, Units

4.1†

Amended and Restated Arrangement Agreement dated June 14, 2023 by and between Lithium Americas Corp. and the Company (incorporated by reference from Exhibit 4.3 of the Company's Registration Statement on Form 20-F filed with the Commission on August 22, 2023)

4.2†	Form of Debt Indenture

4.3†	Form of Specimen Stock Certificate

4.4*	Form of Warrant Indenture

4.5*	Form of Subscription Receipt Agreement

4.6*	Form of Unit Agreement

5.1†	Opinion of Cassels Brock & Blackwell LLP regarding legality of securities being registered.

5.2†	Opinion of Dorsey & Whitney LLP regarding legality of debt securities being registered.

23.1†	Consent of Cassels Brock & Blackwell LLP (contained in Exhibit 5.1).

23.2†	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.2).

23.3	Consent of PricewaterhouseCoopers LLP

23.4†	Consent of M3 Engineering & Technology Corporation

23.5†	Consent of Sawtooth Mining LLC

23.6†	Consent of Process Engineering, LLC

23.7†	Consent of Wood Canada Limited

23.8†	Consent of EXP U.S. Services Inc.

23.9†	Consent of NewFields Mining Design & Technical Services

23.10†	Consent of Piteau Associates

23.11†	Consent of Industrial TurnAround Corporation

24.1†	Power of Attorney (included as part of signature page to this Registration Statement).

96†

Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA, effective December 31, 2022 (incorporated by reference from Exhibit 15.1 of the Company's Registration Statement on Form 20-F filed with the Commission on August 22, 2023)

107†	Filing Fee Table

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, including any Report of Foreign Private Issuer on Form 6-K, and incorporated herein by reference if necessary or required by the transaction.

† Previously Filed.

ITEM 10 UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on November 7, 2023.

Lithium Americas Corp.

By:	/s/ Jonathan Evans
Jonathan Evans
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Evans	Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2023
Jonathan Evans

/s/ Pablo Mercado	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2023
Pablo Mercado

*	Executive Chair and Director	November 7, 2023
Kelvin Dushnisky

*	Director	November 7, 2023
Yuan Gao

*	Director	November 7, 2023
Michael Brown

*	Director	November 7, 2023
Fabiana Chubbs

*	Director	November 7, 2023
Zach Kirkman

*	Director	November 7, 2023
Jinhee Magie

*	Director	November 7, 2023
Philip Montgomery

*By: /s/ Pablo Mercado Name: Pablo Mercado Title: Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of Lithium Americas Corp. in the United States, on November 7, 2023.

By:	/s/ Edward Grandy
Name:	Edward Grandy
Title:	SVP, General Counsel and Corporate Secretary

GLOSSARY OF TERMS

When used in this Prospectus, the following terms have the meanings set forth below unless expressly indicated otherwise.

"Arrangement" means the Separation implemented by way of a plan of arrangement under section 288 of the BCBCA and completed on October 3, 2023.

"Arrangement MCR" has the meaning given to that term under "Documents Incorporated by Reference".

"ATVM Loan Program" means the U.S. Department of Energy's Advanced Technology Vehicles Manufacturing loan program, which is designed to provide funding to U.S. companies engaged in the manufacturing of advanced technologies vehicles and components used in those vehicles.

"BCBCA" means the Business Corporations Act (British Columbia).

"BCSC" has the meaning given to that term under "Exemptions".

"BLM" means the U.S. Department of the Interior Bureau of Land Management.

"Board of Directors" means the board of directors of the Company.

"Canadian Tax Ruling" means the  certain advance income tax rulings in Canada received in connection with the Arrangement

"Common Shares" has the meaning given to that term on the cover page of this Prospectus.

"Company" has the meaning given to that term on the cover page of this Prospectus.

"COVID-19" means the COVID-19 novel coronavirus.

"Debt Securities" has the meaning given to that term on the cover page of this Prospectus.

"DSUs" means the deferred share units of the Company.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"forward-looking information" has the meaning given to that term under "Forward-Looking Information".

"Global Securities" has the meaning given to that term under "Description of Debt Securities".

"GM" means General Motors Holdings LLC.

"GM Transaction" means the transaction pursuant to which GM will make a $650 million equity investment, as more particularly described in the Form 20-F.

"GT1" has the meaning given to that term under "Business of the Company".

"IASB" has the meaning given to that term on the cover page of this Prospectus.

"IFRS" has the meaning given to that term on the cover page of this Prospectus.

"Indenture" has the meaning given to that term under "Description of Debt Securities".

"Investor Rights Agreement" means the investor rights agreement between the Company and GM dated October 3, 2023.

"LAC" or "we" has the meaning given to that term on the cover page of this Prospectus.

"Lithium Argentina" means Lithium Americas (Argentina) Corp.

"Lithium Nevada" means Lithium Nevada Corp., a wholly owned subsidiary of the Company.

"NI 44-101" means National Instrument 44-101 - Short Form Prospectus Distributions.

"NI 44-102" means National Instrument 44-102 - Shelf Distributions.

"North American Business" means the interest held by old Lithium Americas Corp. (as it existed prior to the completion of the Arrangement) in the Thacker Pass Project, its North American Investments in the shares of certain companies, certain intellectual property rights and cash, all of which was contributed to the Company in connection with the completion of the Arrangement.

"NYSE" has the meaning given to that term on the cover page of this Prospectus.

"Offtake Agreement" means the lithium offtake agreement between old Lithium Americas Corp. and GM dated February 16, 2023, as assigned to the Company on October 3, 2023.

"Old LAC" means Lithium Americas Corp. prior to the Separation.

"Options" means the incentive stock options of the Company.

"Preferred Shares" has the meaning given to that term on the cover page of this Prospectus.

"Prospectus" has the meaning given to that term on the cover page of this Prospectus.

"Prospectus Supplement" has the meaning given to that term on the cover page of this Prospectus.

"PSUs" means the performance share units of the Company.

"Q2 Carve-Out Interim Financial Statements" has the meaning given to that term under "Documents Incorporated by Reference".

"RSUs" means the restricted share units of the Company.

"SEC" means the United States Securities and Exchange Commission.

"Securities" has the meaning given to that term on the cover page of this Prospectus.

"Separation" means the separation of Old LAC into Lithium Argentina, which holds the Argentinian businesses, interests, assets and liabilities, and the Company, which holds the North American businesses, interests, assets and liabilities, pursuant to the Arrangement.

"Subscription Receipts" has the meaning given to that term on the cover page of this Prospectus.

"Tax Act" means the Income Tax Act (Canada).

"Tax Indemnity and Cooperation Agreement" means the tax indemnity and cooperation agreement of the Company and LAC.

"Thacker Pass Project" means the Company's lithium project property located in Humboldt County, Nevada, as described in the Thacker Pass Technical Report Summary.

"Thacker Pass Technical Report Summary" means the technical report summary titled "Preliminary Feasibility Study S-K 1300 Technical Report Summary for the Thacker Pass Project Humboldt County, Nevada, USA," effective December 31, 2022.

"Tranche 1" means tranche 1 of the GM Transaction, as more particularly described in the Form 20-F.

"Tranche 2" means tranche 2 of the GM Transaction, as more particularly described in the Form 20-F and this Prospectus.

"Trustee" has the meaning given to that term under "Description of Debt Securities".

"TSX" has the meaning given to that term on the cover page of this Prospectus.

"Units" has the meaning given to that term on the cover page of this Prospectus.

"Warrants" has the meaning given to that term on the cover page of this Prospectus.